As filed with the Securities and Exchange Commission on October 10, 2003

Registration No. 333-107134

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
NO. 1 TO THE

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NABI BIOPHARMACEUTICALS

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-1212264 (I.R.S. Employer Identification Number)

5800 Park of Commerce Boulevard N.W.
Boca Raton, FL 33487
(561) 989-5800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas H. McLain
Chief Executive Officer and President
Nabi Biopharmaceuticals
5800 Park of Commerce Boulevard N.W.
Boca Raton, FL 33487
(561) 989-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Constantine Alexander, Esq. James E. Dawson, Esq. Nutter, McClennen & Fish LLP 155 Seaport Boulevard Boston, MA 02210-2604 (617) 439-2000	James R. Tanenbaum, Esq. Anna T. Pinedo, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, NY 10104 (212) 468-7900

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement, as determined by the selling security holders.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

     We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-107134), as amended (the “Registration Statement”), to deregister the 500,000 shares of our common stock held by LB I Group, Inc., as indicated in the selling security holder table, that were registered but will not be sold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 10th day of October 2003.

NABI BIOPHARMACEUTICALS

By: /s/ Thomas H. McLain

Thomas H. McLain Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

/s/ Thomas H. McLain Thomas H. McLain	Chief Executive Officer, President and Director (principal executive officer)	October 10, 2003

/s/ Mark L. Smith Mark L. Smith	Senior Vice President, Finance, Chief Financial Officer, Chief Accounting Officer and Treasurer (principal financial and accounting officer)	October 10, 2003

* David L. Castaldi	Director

* Geoffrey F. Cox	Director

* George W. Ebright	Director

* David J. Gury	Chairman of the Board

* Richard A. Harvey, Jr.	Director

* Linda Jenckes	Director

* Stephen G. Sudovar	Director

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*	Signed pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement on July 17, 2003.

/s/ Thomas H. McLain Thomas H. McLain	October 10, 2003

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